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FS-4
Entergy Corporation 3rd Quarter    4th Quarter     1st Quarter     2nd Quarter     3rd Quarter     4th Quarter     2004
Cash Forecast     2002 Estimated 2002 Estimated  2003 Estimated  2003 Estimated  2003 Estimated  2003 Estimated  Estimated

Beginning Balance   53,081,220      13,114,840      12,671,940      13,612,940      13,701,940      13,392,940     11,218,940

Sources of Funds:
Repayment of
  Intercompany     115,940,358               -     190,000,000               -               -               -              -
Loans
OpCo Dividends     235,847,000     216,815,000      68,749,000     122,302,000     227,929,000      97,459,000    653,771,000
Financing Sources  125,000,000     805,000,000     145,000,000      30,000,000    (110,000,000)     30,000,000    (85,000,000)
                   ----------------------------------------------------------------------------------------------------------
Total Source of
   Funds           476,787,358   1,021,815,000     403,749,000     152,302,000     117,929,000     127,459,000    568,771,000

Uses of Funds:
Taxes                        -     482,532,000               -               -               -               -              -
Stock Repurchase   112,446,479      45,944,000      38,583,000      24,822,000       1,533,000         999,000     34,888,000
Common Stock
  Dividends         70,008,918      75,348,000      75,205,000      75,205,000      75,205,000      77,417,000    318,516,000
Interest, A/P, &
  ESI Expenses      14,999,072      19,343,000      24,000,000      24,000,000      24,000,000      24,000,000     96,270,000
Non-reg funding    319,299,270     399,090,900     265,020,000      28,186,000      17,500,000      27,217,000    117,210,345
                   ----------------------------------------------------------------------------------------------------------
Total Use of
  Funds            516,753,738   1,022,257,900     402,808,000     152,213,000     118,238,000     129,633,000    566,884,345
                   ----------------------------------------------------------------------------------------------------------

Ending
   Balance          13,114,840      12,671,940      13,612,940      13,701,940      13,392,940      11,218,940     13,105,595
                   ==========================================================================================================
revolver           770,000,000   1,575,000,000   1,720,000,000   1,750,000,000   1,640,000,000   1,670,000,000  1,585,000,000

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